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                                                            [COMPUTERSHARE LOGO]

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                                                                    INVESTOR SERVICES

                        Computershare Trust Company of Canada
                                        100 University Avenue
                                             Toronto, Ontario
December 11, 2003                                     M5J 2Y1
                                     Telephone 1-800-663-9097       CANADA
                                        www.computershare.com       Australia
                                                                    Channel Islands
                                                                    Hong Kong
                                                                    Germany
                                                                    Ireland
                                                                    New Zealand
                                                                    Philippines
                                                                    South Africa
                                                                    United Kingdom
                                                                    USA
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To:      Alberta Securities Commission
         British Columbia Securities Commission
         Manitoba Securities Commission
         Office of the Administrator, New Brunswick
         Securities Commission of Newfoundland and Labrador
         Nova Scotia Securities Commission
         Ontario Securities Commission
         Registrar of Securities, Prince Edward Island
         Commission des valeurs mobilieres du Quebec
         Securities Division of the Saskatchewan Financial Services Commission
         The Toronto Stock Exchange
         The United States Securities & Exchange Commission
         The New York Stock Exchange
         Industry Canada

Dear Sirs:

Subject:          Notification of Meeting and Record Date
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We advise the following with respect to the Meeting of Shareholders for the subject Corporation:


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1.    Name of the Reporting Issuer                             :  Royal Group
                                                                  Technologies Limited

2.    Date Fixed for the Meeting                               :  February 25, 2004

3.    Record Date for Notice                                   :  January 6, 2004

4.    Record Date for Voting                                   :  January 6, 2004

5.    Beneficial Ownership Determination Date                  :  January 6, 2004

6.    Classes or Series of Securities that entitle the holder
      to receive Notice of the Meeting                         :  Subordinate Voting
                                                                  Shares, Multiple Voting Shares
7.    Classes or Series of Securities that entitle the holder
      to Vote at the Meeting                                   :  Subordinate Voting
                                                                  Shares, Multiple Voting Shares

8.    Business to be conducted at the Meeting                  :  Non-Routine

9.    Cusip                                                    :  779915 10 7, 999902 82 5
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Yours truly,

(Signed)
Brian Robinson
Assistant Account Manager
Stock Transfer Services
Phone (416) 263-9421,   Fax (416) 981-9800